SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On May 8, 2015, Land & Buildings Investment Management, LLC and its affiliates (collectively, "Land & Buildings") issued a press release announcing that they had posted a new investor presentation (the "Presentation") to http://www.RestoreMGM.com (the "Website"). Copies of the press release and the Presentation are filed herewith as Exhibit 1 and Exhibit 2, respectively.

Also on May 8, 2015, Land & Buildings posted additional references to the home page, the "Press Releases" page and the "Shareholder Presentations" page of the Website. A copy of such additional references is filed herewith as Exhibit 3. Other than materials filed herewith, all materials posted to the Website that are required to be filed on Schedule 14A have been previously filed with the Securities and Exchange Commission as soliciting material under Rule 14a-12 or definitive additional materials on Schedule 14A.